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                                                                     Exhibit 2.2

PROMISSORY NOTE                                             U.S.$430,000.00
DATED: SEPTEMBER 1, 2001


                  FOR VALUE RECEIVED, PORTERFIELD INTERNATIONAL LTD., a Gibraltar registered corporation (Registration No. 78742) ("Maker"), unconditionally promises to pay to the order of AXS-ONE INC., a Delaware corporation ("Payee"), the principal sum of FOUR HUNDRED THIRTY THOUSAND & NO/100 UNITED STATES DOLLARS (U.S. $430,000.00), with interest on the unpaid principal balance, from the date of this Note, until paid, at the interest rate of six and three/fourths percent (6.75%) per annum. All interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days (twelve 30-day months).

      1. PAYMENTS.

            (a) MONTHLY PAYMENTS. Maker shall repay the debt evidenced by this Note as follows:

                  (i) Commencing on October 1, 2001 (the "Commencement Date"), and continuing on the first day of each calendar month thereafter until the Maturity Date (as hereinafter defined), installments of principal and interest shall be due and payable and in accordance with the amortization schedule attached hereto as EXHIBIT "A" and made a part hereof.

                  (ii) On December 1, 2002 (the "Maturity Date"), the entire outstanding principal balance plus all accrued but unpaid interest shall be due and payable in full.

            (b) MANNER OF PAYMENT. All payments due hereunder shall be made by wire transfer of immediately available United States Federal Funds to the following bank account of Payee (beneficiary): The Trust Company of New Jersey, 35 Journal Square, Jersey City, New Jersey 07306 USA; Account No. 1043503665; ABA#: 021200407 (or such other account as may be designated by Payee in a written notice to Maker from time to time). Each payment due hereunder shall be made by Maker not later than 1:00 p.m., New Jersey time, on the date such payment becomes due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). In the event that a payment date falls on a date that is not a Business Day, such payment shall be due on the next succeeding Business Day. "Business Day" means a day on which commercial banks in both Poland and New Jersey are not authorized or required to close.

            (c) APPLICATION OF PAYMENTS. All payments (including prepayments) shall be applied first, to the payment of expenses, if any, due under Section 8 of this Note, second, to the payment of interest accruing under this Note and third, to the payment of principal of this Note.

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            (d) LATE PAYMENTS. If any payment under this Note is not received by
Payee on the date when due (whether on any scheduled payment date, at stated maturity, by acceleration or otherwise), the overdue payment shall bear interest daily at the highest rate permitted under the applicable usury laws (not to exceed ten percent (10%) per annum) from the date such amount shall be due until such amount shall be paid in full, payable on demand (and in any event in arrears on the date such amount shall be paid in full).

      2. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Note:

            (a) Failure of the Maker to pay when due any payment of principal or interest under this Note and the continuance thereof for three (3) days from the date of such failure;

            (b) Any default by the Maker under the terms of that certain Stock Purchase Agreement, of even date herewith, between Maker and Payee (the "Stock Purchase Agreement");

            (c) Any default by the Maker under the terms of the Pledge Agreement (as defined in the Stock Purchase Agreement);

            (d) Any default of AXS-One Spolka z ograniczona odpowiedzialnoscia (the "Company") under the terms of the Company Guarantee or the Reseller Agreement (as those terms are defined in the Stock Purchase Agreement);

            (e) Any default of Michael Chambers or Hanna Chambers under the terms of the Chambers Guarantee or the H. Chambers Guarantee, respectively (as those terms are defined in the Stock Purchase Agreement); or

            (f) Maker, the Company, Michael Chambers or Hanna Chambers files for bankruptcy or becomes the subject of any bankruptcy proceeding while the Note is still outstanding. "Bankruptcy" shall mean (i) the adjudication of the individual or entity as bankrupt or insolvent, (ii) the institution by or against the individual or entity (but if opposed by the individual or entity, only if not otherwise discharged by the individual or entity, as the case may be, within 20 days) of a petition for arrangement or of any other type of insolvency proceeding under the bankruptcy or insolvency laws of his, her or its state or country of origin, (iii) the making by the individual or entity of a general assignment for the benefit of creditors, (iv) the appointment of a liquidator, administrator, receiver or trustee in bankruptcy of the individual or entity or the individual's or entity's assets or (v) the taking, making or institution of any like or similar act or proceeding involving the individual or entity.

            Upon the occurrence of an Event of Default, all amounts due under this Note, including the unpaid balance of principal and interest hereof, shall, at the option of Payee (but automatically, with respect to an Event of Default described in clause (f) of the definition thereof), become immediately due and payable, without presentment, demand, notice, protest or any other formality whatsoever (and without regard to any lack of diligence, delay in collection,


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extension of time or any other indulgence or forbearance on the part of Payee), all of which are hereby expressly waived by Maker, and Payee may exercise any of Payee's rights and remedies granted herein, which rights and remedies shall be deemed cumulative and not exclusive, under applicable law or that Payee may otherwise have against Maker.

      3. PREPAYMENT. Maker may prepay the principal amount outstanding under this Note in whole or in part (in increments of U.S.$10,000) at any time and from time to time, without premium or penalty, upon three (3) days prior written notice to Payee. Any such prepayments shall be applied to the outstanding installments payable under this Note in the order of their respective maturities. Once given to Payee, a notice of prepayment is irrevocable.

      4. NOTICES. All notices, requests, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) sent by a reputable, established air courier service that provides evidence of delivery (effective upon delivery), or (iii) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party pursuant to this Section 4):

         (a)      If to the Maker:

                  Porterfield International Ltd.
                  c/o Mr. Michael Chambers
                  AXS-One Sp. z o. o.
                  ul. Wilcza 58A
                  00-679 Warszawa, Poland
                  Facsimile No. 48-22-622-40-18

         (b)      If to the Payee:

                  AXS-One Inc.
                  301 Route 17 North
                  Rutherford, New Jersey 07070
                  Attention: General Counsel
                  Facsimile No.  201.939.6955

      5. USURY. All agreements between Maker and the Payee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid by Maker to the Payee for the use, forbearance, or detention of the money to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing or pertaining to the indebtedness evidenced by this Note, exceed the maximum amount permissible under applicable usury laws.


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      6. SEVERABILITY. If any term or provision of this Note or application thereof to any person or circumstances shall, to any extent, be found by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Note or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

      7. CUMULATIVE REMEDIES; NO WAIVER. Unless expressly provided otherwise herein, the remedies of the Payee provided for herein or in any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the party for whose benefit such remedy is provided, and may be exercised as often as occasion therefor shall arise. No failure on the part of the Payee to exercise and no delay in exercising any right, power or privilege under this Note or in respect of the Pledge Agreement shall operate as a waiver thereof.

      8. EXPENSES; ATTORNEYS' FEES. Maker agrees to pay or reimburse the Payee for paying (a) all costs and expenses of the Payee (including legal fees and expenses) incurred in connection with any default and any enforcement or collection proceedings resulting therefrom and (b) all transfer, stamp, documentary or similar taxes, assessments or charges levied by any government or revenue authority in respect of this Note or any collateral security for this Note.

      9. NO SET-OFF. Neither this Note nor any obligations or liabilities of the Maker hereunder shall be subject to set-off, defense or reduction against Payee for any reason whatsoever other than prior repayment in accordance with the terms of this Note, and the Maker hereby waives and releases any right at law or in equity to assert any such set-off, defense or reduction.

      10. CAPTIONS. The title of this Note and the headings of the various articles, sections, and paragraphs of this Note have been inserted only for the purposes of convenience, are not part of this Note and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Note.

      11. PURPOSE OF NOTE; SECURITY FOR OBLIGATIONS. The purpose of this Note is to evidence the obligation of Maker to pay the purchase price under the Stock Purchase Agreement. Pursuant to the Pledge Agreement, the obligations of Maker under this Note are secured by a first priority security interest in the Shares (as defined therein).

      12. AMENDMENT; MODIFICATION. This Note may not be amended or modified, nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by both the Maker and Payee.

      13. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the law of the State of New Jersey, United States, exclusive of its conflict of laws provisions. Maker hereby submits to the exclusive jurisdiction of the United States District Court for the


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District of New Jersey, and of any New Jersey state court sitting in Bergen
County, for the purposes of any and all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby (other than those that relate to the enforcement of the Payee's rights under the Pledge Agreement (with respect to which Maker submits to the nonexclusive jurisdiction of the foregoing courts)). The Maker irrevocably consents to the service of any and all process in any legal proceeding by the delivery of copies of such process to such party in accordance with Section 4 of this Note. The Maker irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Maker agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that Maker has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Maker irrevocably waives such immunity in respect of its obligations under this Note and, without limiting the generality of the foregoing, agrees that the waivers set forth herein shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

      14. JUDGMENT CURRENCY. In the event that a judgment, order or award is rendered by any court or tribunal for the payment of (i) any amounts owing to Payee under this Note or (ii) damages in respect of a judgment or order of another court or tribunal and such judgment, order or award is expressed in a currency (the "Judgment Currency") other than the currency due hereunder, namely, U.S. Dollars (the "Agreed Currency"), the Maker agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that, on the business day following Payee's receipt of any sum adjudged in the Judgment Currency, Payee may purchase the Agreed Currency with the Judgment Currency and (b) to indemnify and hold harmless Payee against any deficiency in terms of the Agreed Currency in the amounts actually received by Payee following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the Agreed Currency). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of the Maker separate and independent from its other obligations hereunder, shall apply irrespective of any indulgence granted by Payee, and shall survive the termination of this Note.

      15. ASSIGNMENT. Maker may not assign or otherwise transfer its obligations hereunder without the prior written consent of Payee. Payee may, in whole or in part and without Maker's consent, sell, endorse, negotiate, assign or otherwise transfer (collectively, "transfer") this Note and/or Payee's rights under this Note, provided that Payee gives notice of such transfer to Maker specifying the interest being transferred. Upon any such transfer by Payee, each reference to the Payee shall (solely in respect of the interest so transferred) constitute a reference to such assignee as if such assignee were named herein.


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      16. WAIVER OF JURY TRIAL. MAKER HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, AND/OR ANY DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF OR BY MAKER OR PAYEE.

      17. MAKER'S REPRESENTATIONS. Maker is a corporation duly organized, validly existing and in good standing under the laws of Gibraltar. Maker has all requisite corporate power and authority to execute and deliver this Note and to perform its obligations hereunder in accordance with the terms hereof. This Note and the transactions contemplated hereby have been approved and authorized by all requisite corporate action on the part of Maker, and this Note constitutes a legal, valid, and binding obligation of Maker, enforceable against Maker in accordance with its terms. The execution and the performance by Maker of its obligations under this Note will not constitute a breach or violation of any provision of Maker's Memorandum of Association, Articles of Association or other organizational document, any law, regulation, contract, commitment, order, judgment or decree of any court or governmental agency applicable to Maker, or any agreement to which Maker is a party. Maker is solvent as of the date of this Note, and Maker has no reason to believe that its performance under this Note will render Maker insolvent.

      IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered on the day and year first above written.

                                             MAKER:

                                             PORTERFIELD INTERNATIONAL LTD.

                                             By: /s/ MICHAEL CHAMBERS
                                                ------------------------
                                             Name:  Michael Chambers
                                             Title:    Managing Director
                                 )
---------------------------------
                                 ) SS
                                 )
---------------------------------

         This is to certify that Michael Chambers, personally known to me to be the same person whose name is subscribed to the foregoing Promissory Note, appeared before me, _______________, a Notary Public, this ____ day of September, 2001 and expressly acknowledged to me that he executed said Promissory Note on behalf of PORTERFIELD INTERNATIONAL LTD., that he was duly authorized to do so, and that he intended PORTERFIELD INTERNATIONAL LTD. to be duly bound by the same.


                                                    ----------------------------
                                                    Notary Public



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My Commission Expires: ______________




                                    EXHIBIT A

                              AMORTIZATION SCHEDULE


-----------------------------------------------------------------------------------------
   PAYMENT                                        TOTAL
     DUE                                          PAYMENT              ENDING LOAN
     DATE          INTEREST       PRINCIPAL       AMOUNT                 BALANCE
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
    9/1/01                                                0          $430,000.00
-----------------------------------------------------------------------------------------
    10/1/01        2,418.75       27,554.80       29,973.55           402,445.20
-----------------------------------------------------------------------------------------
    11/1/01        2,263.75       27,709.80       29,973.55           374,735.40
-----------------------------------------------------------------------------------------
    12/1/01        2,107.89       27,865.66       29,973.55           346,869.74
-----------------------------------------------------------------------------------------
    1/1/02         1,951.14       28,022.41       29,973.55           318,847.33
-----------------------------------------------------------------------------------------
    2/1/02         1,793.52       28,180.03       29,973.55           290,667.30
-----------------------------------------------------------------------------------------
    3/1/02         1,635.00       28,338.55       29,973.55           262,328.75
-----------------------------------------------------------------------------------------
    4/1/02         1,475.60       28,497.95       29,973.55           233,830.80
-----------------------------------------------------------------------------------------
    5/1/02         1,315.30       28,658.25       29,973.55           205,172.55
-----------------------------------------------------------------------------------------
    6/1/02         1,154.10       28,819.45       29,973.55           176,353.10
-----------------------------------------------------------------------------------------
    7/1/02          991.99        28,981.56       29,973.55           147,371.53
-----------------------------------------------------------------------------------------
    8/1/02          828.96        29,144.59       29,973.55           118,226.95
-----------------------------------------------------------------------------------------
    9/1/02          665.03        29,308.52       29,973.55            88,918.42
-----------------------------------------------------------------------------------------
    10/1/02         500.17        29,473.38       29,973.55            59,445.04
-----------------------------------------------------------------------------------------
    11/1/02         334.38        29,639.17       29,973.55            29,805.87
-----------------------------------------------------------------------------------------
    12/1/02         167.68        29,805.87       29,973.55             ($0.00)
-----------------------------------------------------------------------------------------


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